As filed with the Securities and Exchange Commission on July 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHORD ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	80-0554627
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

WHITING PETROLEUM CORPORATION 2020 EQUITY INCENTIVE PLAN

(Full title of the plan)

M. Scott Regan

Chord Energy Corporation

1001 Fannin Street, Suite 1500

Houston, Texas 77002

(Name and address of agent for service)

(281) 404-9500

(Telephone number, including area code, of agent for service)

Copies to:

David P. Oelman

Andrew L. Schulte

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Chord Energy Corporation (the “Registrant”) will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022;

(c)	The Registrant’s Current Reports on Form 8-K, other than with respect to Items 2.02 or 7.01, filed with the Commission on October 22, 2021 (as amended on December 20, 2021), February 7, 2022 (as amended on April 1, 2022), March 8, 2022, March 11, 2022, May 3, 2022, June 16, 2022, June 28, 2022, and July 7, 2022; and

(d)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34776) filed with the Commission on November 20, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Executive Officers.

The General Corporation Law of the State of Delaware (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL does not permit exculpation for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions); and

•	for transactions from which the director derived improper personal benefit.

The Registrant’s Amended and Restated Certificate of Incorporation, dated as of November 19, 2020 (as amended, the “Certificate of Incorporation”), and the Third Amended and Restated Bylaws of the Registrant, dated as of July 1, 2022 (the “Bylaws”), provide that the Registrant shall indemnify its executive officers and directors to the fullest extent authorized by the DGCL. The Bylaws also provide that the Registrant shall advance expenses incurred by any director or officer in connection with any proceeding as to which they could be indemnified to the fullest extent authorized by the DGCL.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Registrant’s directors and executive officers will be further limited to the fullest extent permitted by the DGCL.

In addition, the Registrant has entered into indemnification agreements with its current directors and executive officers. The indemnification agreements require the Registrant, among other things, to (i) indemnify these individuals to the fullest extent permitted by the Certificate of Incorporation, the Bylaws, the DGCL and any other applicable law against liabilities that may arise by reason of their service to the Registrant and (ii) advance expenses, to the fullest extent permitted by the Certificate of Incorporation, the Bylaws, the DGCL and any other applicable law, incurred in connection with any proceeding not initiated by the indemnitee as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145. The Registrant maintains such liability insurance policies to cover its directors and executive officers against certain liabilities.

The Plan also provides that members of the committee and any officer or employee of the Registrant or any of its affiliates acting at the direction of or on behalf of the committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, the Certificate of Incorporation, the Bylaws and any applicable indemnification agreement, be indemnified and held harmless by the Registrant with respect to any such action or determination.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 20, 2020).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 7, 2022).

4.3	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on July 7, 2022).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of DeGolyer and MacNaughton relating to Chord Energy Corporation (f/k/a Oasis Petroleum Inc.).

23.2*	Consent of PricewaterhouseCoopers LLP relating to Chord Energy Corporation (f/k/a Oasis Petroleum Inc.).

23.3*	Consent of PricewaterhouseCoopers LLP relating to Chord Energy Corporation (f/k/a Oasis Petroleum Inc.).

23.4*	Consent of Netherland, Sewell & Associates, Inc. relating to Whiting Holdings LLC (f/k/a Whiting Petroleum Corporation).

23.5*	Consent of Deloitte & Touche LLP relating to Whiting Holdings LLC (f/k/a Whiting Petroleum Corporation).

23.6*	Consent of Weaver and Tidwell, L.L.P. relating to QEP Energy Company.

23.7*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

99.1*	Whiting Petroleum Corporation 2020 Equity Incentive Plan.

99.2*	Audited Financial Statements of Whiting Holdings LLC (f/k/a Whiting Petroleum Corporation) (incorporated by reference to Whiting Holdings LLC’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, File No. 001-31899, filed with the SEC on March 4, 2022).

99.3*	Report of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers, relating to Whiting Holdings LLC (f/k/a Whiting Petroleum Corporation), dated January 28, 2022 (incorporated by reference to Whiting Holdings LLC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, File No. 001-31899, filed with the SEC on February 23, 2022).

107.1*	Calculation of Filing Fee Tables.

* Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on July 13, 2022.

CHORD ENERGY CORPORATION

By:	/s/ Daniel E. Brown
Name:	Daniel E. Brown
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Scott Regan and Michael H. Lou, or any of them acting without the other, as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 13, 2022.

Signatures	Title

/s/ Daniel E. Brown	President and Chief Executive Officer and Director
Daniel E. Brown	(Principal Executive Officer)

/s/ Michael H. Lou	Executive Vice President and Chief Financial Officer
Michael H. Lou	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lynn A. Peterson	Executive Chair
Lynn A. Peterson

/s/ Douglas E. Brooks	Director
Douglas E. Brooks

/s/ Samantha Holroyd	Director
Samantha Holroyd

/s/ Cynthia L. Walker	Director
Cynthia L. Walker

/s/ Marguerite N. Woung-Chapman	Director
Marguerite N. Woung-Chapman

/s/ Susan M. Cunningham	Director
Susan M. Cunningham

/s/ Paul J. Korus	Director
Paul J. Korus

/s/ Kevin S. McCarthy	Director
Kevin S. McCarthy

/s/ Anne Taylor	Director
Anne Taylor